Exhibit 5.1

July 11, 2013

Canadian Solar Inc.
199 Lushan Road
Suzhou New District
Suzhou 215129
People’s Republic of China

Dear Sirs/Mesdames:

Re:                             Canadian Solar Inc. (the “Company”)

We have acted as special legal counsel to the Company in Canada in connection with the filing of a shelf registration statement on Form F-3 (the “Registration Statement”) by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), on July 11, 2013 with respect to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of (i) common shares of the Company, no par value (the “Shares”), (ii) one or more series of preferred shares of the Company (the “Preferred Shares”), (iii) debt securities, which may be secured or unsecured, in one or more series (the “Debt Securities”), and (iv) warrants representing the right to receive, upon exercise, Shares, Preferred Shares or Debt Securities, which may be issued pursuant to one or more warrant agreements of the Company, proposed to be entered into with one or more warrant agents to be named therein (the “Warrants”). The Debt Securities will be issued under an indenture between the Company and a trustee (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”). The Shares, Preferred Shares, Debt Securities and Warrants are herein collectively called the “Securities”.

For the purposes of rendering the opinions set out below, we have examined a copy of the Registration Statement.  We have also reviewed the Articles of Continuance of the Company dated June 1, 2006 (and all amendments thereto), the by-laws of the Company dated June 1, 2006, a certificate of an officer of the Company dated July 11, 2013 (a copy of which is annexed hereto) (the “Officer’s Certificate”) (collectively, the “Documents”) and made such inquiries and examined such questions of law as we have deemed necessary in order to render such opinions.

4100 - 66 Wellington Street West, PO Box 35, Toronto-Dominion Centre, Toronto, Ontario, Canada. M5K 1B7	T: 416-365-1110 F: 416-365-1876
www.weirfoulds.com

In rendering the opinion expressed in Paragraph 1 below, we have relied solely, as to the existence of the Company, upon a Certificate of Compliance issued in respect of the Company by Industry Canada on July 11, 2013 (the “Certificate of Compliance”).

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to originals of all copies (whether or not certified) examined by us, and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us, that all changes thereto have been marked or otherwise drawn to our attention, and (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us.

We have not been instructed to undertake and have not undertaken any further inquiry or due diligence in relation to the transaction or transactions which are the subject of this opinion.  The opinions set out below are given only as to and based on circumstances and matters of fact existing as at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the subject matter hereof and as to the laws of Canada as the same are in force at the date hereof.  In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as of the date hereof) of the Officer’s Certificate as to matters of fact and the Certificate of Compliance without further verification, and have relied upon the foregoing assumptions, which we have not independently verified.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Canada.  This opinion is to be governed by and construed in accordance with the laws of Canada and is limited to and is given on the basis of the current law and practice in Canada.

On the basis and subject to the foregoing, we are of the opinion that:

1.                                                              The Company is a company organized, existing and in good standing under the Canada Business Corporations Act.

2.                                                              On the assumption that the Shares (which includes the Shares issuable upon due exercise of the conversion rights granted to holders of the Debt Securities or Shares issuable upon due exercise of the exercise rights granted to holders of the Warrants) have been duly authorized by all necessary corporate action of the Company (including, without limitation, by the adoption by the board of directors of the Company of resolutions duly authorizing the issuance and delivery of such Shares) prior to the issuance of such Shares, and when the Shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Registration Statement and the related prospectus and by such corporate action, the Shares will be validly issued, fully paid and non-assessable common shares in the capital of the Company.

3.                                                              On the assumption that the Preferred Shares have been duly authorized by all necessary corporate action of the Company (including, without limitation, by the adoption by the board of directors of the Company of resolutions duly authorizing the issuance and delivery of such Preferred Shares) prior to the issuance of such Preferred Shares, and when the Preferred Shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Registration Statement and the related prospectus and by such corporate action, the Preferred Shares will be validly issued, fully paid and non-assessable preferred shares in the capital of the Company.

4.                                                              With respect to the Debt Securities to be issued in one or more series under the Indenture to be entered into by the Company and the Trustee, (i) when the specific terms of any particular series of Debt Securities have been duly established in accordance with the Indenture and applicable law and authorized by all necessary corporate action of the Company (including, without limitation, by the adoption by the board of directors of the Company of resolutions duly authorizing the issuance and delivery of such Debt Securities and the Securities that such Debt Securities may be exchangeable for and/or convertible into), and (ii) when any such Debt Securities have been duly executed and issued by the Company, duly authenticated by the Trustee and duly delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement and the related prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.                                                              With respect to the Warrants to be issued in one or more series by the Company, (i) when the specific terms of any such Warrants have been duly established in accordance with applicable law and authorized by all necessary corporate action of the Company (including, without limitation, by the adoption by the board of directors of the Company of resolutions duly authorizing the issuance and delivery of such Warrants and the Securities that such Warrants may be exercisable for), and (ii) when any such Warrants have been duly executed and issued by the Company and such Warrants have been duly delivered by or on behalf of the Company against payment therefor in accordance with the Warrants and/or any warrant agreement and in the manner contemplated by the Registration Statement and the related prospectus and by such corporate action, such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.                                                              The statements contained under the heading “Description of Share Capital” of the Registration Statement insofar and to the extent that they constitute a summary or description of the applicable laws and regulations of Canada under the Canada Business Corporations Act and a summary of the terms of the share capital and the Articles of Continuance of the Company, are true and correct in all respects and nothing has been omitted from such statements which would make them misleading in any material respect.

The foregoing opinions are subject to the following qualifications and exceptions:

1.                                                              The enforceability of the Debt Securities and Warrants is subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium and other similar laws of general application affecting the enforcement of creditors’ rights generally and to general equitable principles, including the qualification that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

2.                                                              The enforceability of the Debt Securities and Warrants may be limited by general principles of law relating to the conduct of the parties, including, without limitation, (i) undue influence; (ii) unconscionability, duress, misrepresentation and deceit, (iii) estoppel and waiver, (iv) laches and (v) reasonableness and good faith in the exercise of discretionary powers.

3.                                                              Provisions in the Debt Securities and Warrants to the effect that payment may be immediately required or that enforcement or other action may take place without notice, on demand or unreasonably may not be enforceable or be subject to the requirement to act reasonably, in good faith or in compliance with statutory provisions regarding notice or otherwise.

4.                                                              We express no opinion as to the enforceability of any section of the Debt Securities or Warrants which may be characterized by a court as an unenforceable penalty and not as a genuine pre-estimate of damages.

5.                                                              Any provision in any Debt Securities or Warrants for recovery of fees, costs, damages or expenses may be limited or restricted by a court and counsel fees are subject to taxation/assessment and the ability to recover or claim for certain costs may be subject to judicial review.

6.                                                              The enforceability of the Debt Securities and Warrants will be subject to the Limitations Act, 2002 (Ontario).

7.                                                              A Canadian court may not grant a judgment in any currency other than the lawful money of Canada and such judgment may be based on a rate of exchange in existence on a day other than the day of payment.

8.                                                              We express no opinion as to the enforceability of any provision in any Debt Securities or Warrants which purports to relieve a person from a liability or duty otherwise owed or to require compliance regardless of law, and provisions requiring indemnification or reimbursement may not be enforced by a court to the extent that they relate to the failure of such person to have performed such duty or liability.

9.                                                              The enforceability of the rights to indemnity contained in the Debt Securities or Warrants may be limited or voided by applicable law and may not be ordered by a court on grounds of public policy.

10.                                                       We express no opinion as to the enforceability of any provision in the Debt Securities or Warrants which suggests that modifications, amendments or waivers that are not in writing will not be effective.

11.                                                       We express no opinion as to any provision in any Debt Securities or Warrants which provides that the provisions of such Debt Securities or Warrants are severable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Registration Statement.  In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act, or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

Yours truly,

WeirFoulds LLP

/s/ WeirFoulds LLP